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                                     EXHIBIT

                                  June 29, 2000

Mr. Daryl Hudson III
Tighe, Patton & Babbin, PLLC
1042 31st Street, N.W.
Washington, DC
20007

Dear Mr. Hudson,

     RE: JOINT FILING OF SCHEDULE 13D TO REPORT THE ACQUISITION OF STOCK IN INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INCORPORATED (IEMI)

     Pursuant to the Securities Exchange Act of 1934 (the "Act") and Rule 13d-1 regarding the filing of a Schedule 13D, this letter expresses our agreement to a joint filing on behalf of the undersigned parties of the required Schedule 13D, in accordance with the rules and regulations of the Act.

By:  /s/ David Van Vort
     -------------------------
     David Van Vort
     President, Global Capital

By:  /s/ William Haynes
     -------------------------
     William Haynes
     President, Global Capital Management Group, Inc

By:  /s/ Jeff Monroe
     -------------------------
     Jeff Monroe
     President, DVV Investments Inc.

By:  /s/ Karina Vidal
     -------------------------
     Karina Vidal
     President, Palmetto Art Associates, Inc.

By:  /s/ Karina Vidal
     -------------------------
     Karina Vidal
     President, Q Capital, Inc.

By:  /s/ Rochelle Gross
     -------------------------
     Rochelle Gross
     President, Opportunity International Group, Inc.



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